Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Freedom Holding Corp. of our report dated June 14, 2019, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting which appears in the Annual Report on Form 10-K of Freedom Holding Corp. for the year ended March 31, 2019.

/s/ WSRP LLC
WSRP LLC
Salt Lake City, Utah
November 1, 2019